Page 1 of 3
                      Ford Credit NOV 1994-B Grantor Trust
                         7.30% Asset Backed Certificates

                            MONTHLY SERVICING REPORT
                            ------------------------

Collection Period: November 1994
Distribution Date: December 15, 1994
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------
 Principal Deposits in Collection Account
- ----------------------------------------
  Scheduled Principal Payments                  $      17,547,466.36
  Prepayments in Full                                  14,743,272.39
  Warranty and Administrative Repurchases                   7,338.66
  Liquid. Proceeds, Recov. & Released Payaheads            16,565.46
                                                  ------------------
    Available Principal Amount                  $      32,314,642.87
  Realized Losses                                           3,668.67
                                                  ------------------
  Monthly Principal Distributable Amount        $      32,318,311.54


Interest Deposits in Collection Account
- ---------------------------------------
  Available Interest Amount                     $      11,502,020.29


Servicing Fee
- -------------
  Class A Servicing Fee                         $         915,522.96
  Class B Servicing Fee                                    63,645.98
  Servicing Fee Carryforward Amount                             0.00
                                                  ------------------
    Total Servicing Fee                         $         979,168.94
  Available Subordination Amount                        3,862,955.79
  Servicing Fee Shortfall Amount                                0.00
  Reimbursable Advances                                       467.44
  Available Int. Amount for Certificateholders         10,522,383.91


Schedule of Distributions to Certificateholders
- -----------------------------------------------
Class A
- -------
  Class A Interest Distributable Amount         $       6,683,317.62
    Plus: Class A Int. Carryover Shortfall                      0.00
    Less: Class A Available Interest Amount             9,838,428.96
                                                  ------------------
  Class A Interest Draw Amount                  $               0.00
    Less: Available Subordination Amount                7,702,022.07
                                                  ------------------
  Class A Interest Shortfall Amount             $               0.00
  Remaining Class A Available Interest Amount           3,155,111.33

  Interest Distribution to Class A              $       6,683,317.62

  Class A Principal Distributable Amount        $      30,217,621.29
    Plus: Class A Prin. Carryover Shortfall                     0.00
    Less: Class A Available Principal Amount    $      30,214,191.08
                                                  ------------------
  Class A Principal Draw Amount                 $           3,430.21
    Less: Available Subordination Amount                7,702,022.07
                                                  ------------------
  Class A Principal Shortfall Amount            $               0.00


  Principal Distribution to Class A             $      30,217,621.29

                                                                    Page 2 of 3
                      Ford Credit NOV 1994-B Grantor Trust
                         7.30% Asset Backed Certificates

                            MONTHLY SERVICING REPORT
                            ------------------------

Collection Period: November 1994
Distribution Date: December 15, 1994
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------
Class B
- -------
  Class B Interest Distributable Amount         $       3,839,066.29
    Plus: Class B Int. Carryover Shortfall                      0.00
    Less: Class B Available Interest Amount             3,839,066.29
    Plus: Class B Interest Draws                                0.00
                                                  ------------------
  Class B Interest Shortfall Amount             $               0.00

  Interest Distributions to Class B             $       3,839,066.29

  Class B Principal Distributable Amount        $       2,100,690.25
    Plus: Class B Prin. Carryover Shortfall                     0.00
    Less: Class B Available Principal Amount            2,100,451.79
    Plus: Class B Principal Draws                           3,430.21
                                                  ------------------
  Class B Principal Shortfall Amount            $           3,668.67

  Principal Distributions to Class B            $       2,097,021.58


Principal Balances
- ------------------
  Class A Beginning Principal Balance           $   1,098,627,554.60
  Less: Reductions to Class A Prin. Balance            30,217,621.29
                                                  ------------------
  Class A Ending Principal Balance              $   1,068,409,933.31

  Class B Beginning Principal Balance           $      76,375,177.59
  Less: Reductions to Class B Prin. Balance             2,100,690.25
                                                  ------------------
  Class B Ending Principal Balance              $      74,274,487.34

  Beginning Pool Principal Balance              $   1,175,002,732.19    83,300
  Less: Reductions in Pool Prin. Balance               32,318,311.54
                                                  ------------------
  Ending Pool Principal Balance                 $   1,142,684,420.65    82,229


Calculation of Pool Factor
- --------------------------
  Class A Pool Factor (End Class A Prin.                   0.9724951
  Bal. divided by Init. Class A Prin. Balance to 7 decimal places)


Calculation of Subordinated Spread Account
- ------------------------------------------
  Lesser of:
   A. Specified Subord. Spread Acct. Balance    $       8,812,520.00
      and
   B. Balance on Previous Payment Date          $       1,762,504.00
      Plus: Interest Distrib. to Class B                3,839,066.29
      Plus: Principal Distrib. to Class B               2,097,021.58
      Less: Withdrawals from Sub. Spread Account                0.00
                                                  ------------------
      Adjusted Subordinated Spread Account      $       7,698,591.87

  Remaining Subordinated Spread Account         $       7,698,591.87
  (lesser of A or B)

                                                                    Page 3 of 3
                      Ford Credit NOV 1994-B Grantor Trust
                         7.30% Asset Backed Certificates

                            MONTHLY SERVICING REPORT
                            ------------------------

Collection Period: November 1994
Distribution Date: December 15, 1994
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------

Calc. of Specified Subord. Spread Acct. Ratios
- ----------------------------------------------
  Annualized Average Losses/Pool Balance                      0.004%
  Average Delinquent & Repo Inventory Contracts/              0.068%
  Outstanding Contracts


Advances
- --------
  Advances at Beginning of the Month            $       4,297,334.07
  Plus: Net Change in Advances                          1,682,629.43
                                                  ------------------
  Advances at End of the Month                  $       5,979,963.50


Payaheads
- ---------
  Payaheads at Beginning of the Month           $       3,616,578.29
  Plus: Net Change in Payaheads                           727,487.88
                                                  ------------------
  Payaheads at End of the Month                 $       4,344,066.17


Delinquency Amounts Excluding Repo Inventory
- --------------------------------------------
  31 - 60 Days                                  $      14,577,609.53     1,033
  61 - 90 Days                                             91,775.47         6
  91 - 120 Days                                                 0.00         0
  Over 120 Days                                                 0.00         0
                                                  ------------------  --------
                                                $      14,669,385.00     1,039

Repo Inventory                                                              50




















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